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                                                                   EXHIBIT 10.9





                                                     UNIVEC, INC.
                                                     Mr. Joel Shoenfeld
                                                     Chief Executive Officer
                                                     999 Franklin Avenue
                                                     Garden City, NY 11530


June 30, 1998



Dear Mr. Joel,

We are pleased to extend a new business arrangement to Univec to be in effect for the next three years. This arrangement will be formalized by your counsel, Mr. Gary Sazer.

All of the terms which we previously discussed are satisfactory to Inserpor and we will memorialize these terms when we receive the written contract.

Effective immediately, please note a price change on orders from $ * to $ * per hundred syringes 0.5 ml, with attachment needle 23 G x 1".

Thank you for working with Inserpor and we look forward to a mutually beneficial association.

Sincerely,

INSERPOR
Ind. Seringas Portuguesa, S.A.

/s/  Fernando Ferreira
------------------------------------
Fernando Ferreira
President

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* Confidential treatment has been requested.

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                  LETTER OF INTENT BETWEEN UNIVEC AND INSERPOR

(1) The term of this agreement shall be for three (3) years. It may then be extended upon mutual agreement.

(2) INSERPOR shall manufacture for UNIVEC:

    (a) PLUNGERS as per the UNIVEC DESIGN for   *  cents U.S. each delivered to
        the U.S. ($  *  U.S. per 100 syringes).

    (b) Assembled barrel with affixed 23 guage 1" needle with needle cap for
         *  cents U.S. each delivered to the U.S. ($  *  U.S. per 100 syringes).

(3) UNIVEC intends to purchase:

    (a) 25 million assembled barrels with affixed needle and cap as per UNIVEC DESIGN

    (b)  30 million aspirating (smooth) plungers as per UNIVEC DESIGN

    (c)  15 million plungers with steps as per UNIVEC DESIGN

(4) UNIVEC shall receive from INSERPOR one (1) KHALE 1 cc syringe assembly machine to be shipped to N.Y., U.S.A. in mid-December 1995.

(5) UNIVEC will produce a clip assembly machine attachment to be adapted and integrated to the KHALE machine which when completed will be shipped back to INSERPOR so that INSERPOR can begin production of the complete syringe, assembled, packaged, and sterilized as per the UNIVEC DESIGN and requirements.

(6) UNIVEC intends to purchase the completed syringe from INSERPOR for  *  cents
    U.S. each ($ *   per 100 syringes). This price, ex-works, is inclusive of
      *  cents U.S. per clip purchased by INSERPOR from UNIVEC.

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* Confidential treatment has been requested.

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(7) It is UNIVEC's intent to supply a clip attachment machine at UNIVEC's expense to INSERPOR for adaptation to INSERPOR's "French Machine" in order to permit it to be used to produce a complete syringe as per UNIVEC DESIGN.



/s/  Fernando Ferreira                           /s/  Joel Schoenfeld
---------------------------                      ---------------------------
Fernando Ferreira                                Joel Schoenfeld
Director General                                 Director
INSERPOR                                         UNIVEC